EXHIBIT 11.0


                       COMPUTATIONS OF EARNINGS PER SHARE

                               Three Months Ended

                                 March 31, 2001

--------------------------------------------------------------------------------

                                               Less
                         Total Shares       Unallocated      Shares Used For
                         Outstanding        ESOP Shares      EPS Calculation
December 31, 2000         1,162,320           51,904          1,110,416
January 31, 2001          1,162,320           51,904          1,110,416
February 28, 2001         1,162,320           51,904          1,110,416
March 31, 2001            1,162,320           51,904          1,110,416


      Weighted average number of shares outstanding for
      the quarter ended March 31, 2001, for earnings
      per share calculation                                1,110,416
                                                           ---------

      Stock options outstanding at March 31, 2001:           151,776
                                                             -------

      Weighted average exercise price of stock options:   $9.39 per share
                                                          ---------------

      Average stock price for three month period:
      ended March 31, 2001                                     $8.39
                                                               -----



                                                     Three Months Ended
                                                          March 31,
Basic Earnings Per Share                             2001          2000
------------------------                             ----          -----

Income available to common stockholders           $291,199        $52,804
                                                  ========        =======

Weighted average number of common shares
    outstanding for basic EPS calculation        1,110,416      1,096,007
                                               ===========      =========

         Basic Earnings Per Share                     $.26           $.05
                                                      ====           ====

Diluted Earnings Per Share

Income available to common stockholders           $291,199        $52,804
                                                  ========        =======

Weighted average number of common shares
    outstanding for basic EPS calculation        1,110,416      1,096,007

Weighted average common shares issued
    under stock option plans                       151,776        144,276

Less weighted average shares assumed
    repurchased with proceeds                    (151,776)      (147,276)
                                                 ---------      ---------

Weighted average number of common shares
    outstanding for diluted EPS calculation      1,110,416      1,096,007
                                                 =========      =========

         Diluted Earnings Per Share                   $.26           $.05
                                                      ====           ====

                       COMPUTATIONS OF EARNINGS PER SHARE

                                Six Months Ended

                                 March 31, 2001

--------------------------------------------------------------------------------
                                               Less
                         Total Shares       Unallocated      Shares Used For
                         Outstanding        ESOP Shares      EPS Calculation
September 30, 2000        1,162,320           51,904           1,110,416
October 31, 2000          1,162,320           51,904           1,110,416
November 30, 2000         1,162,320           51,904           1,110,416
December 31, 2000         1,162,320           51,904           1,110,416
January 31, 2001          1,162,320           51,904           1,110,416
February 28, 2001         1,162,320           51,904           1,110,416
March 31, 2001            1,162,320           51,904           1,110,416


        Weighted average number of shares outstanding for
        the six months ended March 31, 2001, for earnings
        per share calculation                                1,110,416
                                                             ---------

        Stock options outstanding at March 31, 2001:            151,776
                                                                -------

        Exercise price of stock options:                  $9.39 per share
                                                          ---------------

        Average stock price for six month period:
        Ended March 31, 2001                                      $8.51
                                                                  -----



                                                                Six Months Ended
                                                                       March 31,
Basic Earnings Per Share                                2001           2000
------------------------                                ----           ----

Income available to common stockholders              $340,251        $146,562
                                                     ========        ========

Weighted average number of common shares
    outstanding for basic EPS calculation           1,110,416       1,152,678
                                                  ===========       =========

         Basic Earnings Per Share                        $.31            $.13
                                                         ====            ====

Diluted Earnings Per Share

Income available to common stockholders              $340,251        $146,562
                                                     ========        ========

Weighted average number of common shares
    outstanding for basic EPS calculation           1,110,416       1,152,678

Weighted average common shares issued
    under stock option plans                            4,500         147,276

Less weighted average shares assumed
    repurchased with proceeds                         (4,495)       (124,492)
                                                      -------       ---------

Weighted average number of common shares
    outstanding for diluted EPS calculation         1,110,421       1,175,462
                                                    =========       =========

Diluted Earnings Per Share                               $.31            $.12
                                                         ====            ====